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                                                                      Exhibit 10

INDEPENDENT AUDITORS' CONSENT

Mercury Large Cap Series Funds, Inc.:

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-91227 of our report dated December 20, 1999 on the statements of assets and liabilities of Mercury Large Cap Growth Fund, Mercury Large Cap Value Fund, and Mercury Large Cap Core Fund of Mercury Large Cap Series Funds, Inc. and to the reference to us under the caption "Independent Auditors" both of which appear in the Statement of Additional Information, which is a part of such Registration Statement.



/s/ Deloitte & Touche LLP
Princeton, New Jersey
December 20, 1999